Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.

NON-GAAP MEASURES & KEY METRICS

(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Key Metrics					
Total Markets (at period end)	50	50	50	50	50
Total Revenue	$ 1,567	$ 1,153	$ 1,084	$ 1,377	$ 1,511
Gross profit	$ 128	$ 99	$ 85	$ 105	$ 129
Net loss	$ (29)	$ (85)	$ (113)	$ (78)	$ (92)
Inventory (at period end)	$ 1,530	$ 2,362	$ 2,159	$ 2,145	$ 2,234
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 135	$ 100	$ 75	$ 99	$ 154
Selling Costs	(43)	(29)	(23)	(32)	(43)
Holding Costs	(23)	(17)	(14)	(15)	(16)
Contribution Profit	$ 69	$ 54	$ 38	$ 52	$ 95
Adjusted EBITDA	$ 23	$ (30)	$ (49)	$ (38)	$ (5)
Adjusted Net Loss	$ (9)	$ (63)	$ (77)	$ (70)	$ (31)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Gross profit	8.2 %	8.6 %	7.8 %	7.6 %	8.5 %
Adjusted Gross Profit	8.6 %	8.7 %	6.9 %	7.2 %	10.2 %
Contribution Profit	4.4 %	4.7 %	3.5 %	3.8 %	6.3 %
Net loss	(1.9)%	(7.4)%	(10.4)%	(5.7)%	(6.1)%
Adjusted EBITDA	1.5 %	(2.6)%	(4.5)%	(2.8)%	(0.3)%
Adjusted Net Loss	(0.6)%	(5.5)%	(7.1)%	(5.1)%	(2.1)%
Inventory Rollforward					
Homes in Inventory (at beginning of period)	7,080	6,417	6,288	6,399	5,706
Homes Purchased	1,757	3,609	2,951	3,504	4,771
Homes Sold	(4,299)	(2,946)	(2,822)	(3,615)	(4,078)
Homes in Inventory (at period end)	4,538	7,080	6,417	6,288	6,399

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 REVENUE $ 1,567 $ 1,511 $ 2,720 $ 2,692 COST OF REVENUE 1,439 1,382 2,493 2,449 GROSS PROFIT 128 129 227 243 OPERATING EXPENSES: Sales, marketing and operations 86 116 184 229 General and administrative 28 48 61 95 Technology and development 21 37 42 78 Restructuring 6 — 9 — Total operating expenses 141 201 296 402 LOSS FROM OPERATIONS (13) (72) (69) (159) GAIN (LOSS) ON EXTINGUISHMENT OF DEBT 10 (1) 10 (1) INTEREST EXPENSE (36) (30) (69) (67) OTHER INCOME – Net 10 12 14 27 LOSS BEFORE INCOME TAXES (29) (91) (114) (200) INCOME TAX EXPENSE — (1) — (1) NET LOSS $ (29) $ (92) $ (114) $ (201) Net loss per share attributable to common shareholders: Basic $ (0.04) $ (0.13) $ (0.16) $ (0.29) Diluted $ (0.04) $ (0.13) $ (0.16) $ (0.29) Weighted-average shares outstanding: Basic 729,484 693,445 726,529 687,951 Diluted 729,484 693,445 726,529 687,951

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) June 30, 2025 December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 789 $ 671 Restricted cash 396 92 Marketable securities — 8 Escrow receivable 10 6 Real estate inventory, net 1,530 2,159 Other current assets 72 61 Total current assets 2,797 2,997 PROPERTY AND EQUIPMENT – Net 37 48 RIGHT OF USE ASSETS 9 18 GOODWILL 3 3 OTHER ASSETS 61 60 TOTAL ASSETS $ 2,907 $ 3,126 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 86 $ 92 Non-recourse asset-backed debt – current portion 550 432 Interest payable 5 3 Lease liabilities – current portion 2 2 Total current liabilities 643 529 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 1,189 1,492 CONVERTIBLE SENIOR NOTES 437 378 LEASE LIABILITIES – Net of current portion 6 13 OTHER LIABILITIES 1 1 Total liabilities 2,276 2,413 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 733,592,980 and 719,990,121 shares issued, respectively; 733,592,980 and 719,990,121 shares outstanding, respectively — — Additional paid-in capital 4,470 4,438 Accumulated deficit (3,839) (3,725) Accumulated other comprehensive loss — — Total shareholders’ equity 631 713 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 2,907 $ 3,126

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Six Months Ended June 30, 2025 2024 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (114) $ (201) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by (used in) operating activities: Depreciation and amortization  22 26 Amortization of right of use asset 1 3 Stock-based compensation 27 66 Inventory valuation adjustment 34 41 Change in fair value of equity securities 3 4 Other 4 3 (Gain) loss on early extinguishment of debt (10) 1 Changes in operating assets and liabilities: Escrow receivable (4) (15) Real estate inventory 593 (498) Other assets (11) (10) Accounts payable and other accrued liabilities (2) 7 Interest payable 2 — Lease liabilities (1) (4) Net cash provided by (used in) operating activities 544 (577) CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (6) (16) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 6 47 Net cash provided by investing activities — 31 CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of convertible senior notes, net of discount 75 — Proceeds from issuance of common stock for ESPP 1 2 Proceeds from non-recourse asset-backed debt 671 217 Principal payments on non-recourse asset-backed debt (853) (302) Payment of loan origination fees and debt issuance costs (16) — Net cash used in financing activities (122) (83) NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 422 (629) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 763 1,540 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 1,185 $ 911 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 62 $ 62 DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 2 $ 10 Principal value of 2026 Notes extinguished in Debt Exchange $ (246) $ — Principal value of 2030 Notes issued in Debt Exchange $ 246 $ —

RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 789 $ 790 Restricted cash 396 121 Cash, cash equivalents, and restricted cash $ 1,185 $ 911

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit and Contribution Profit to our Gross Profit

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue (GAAP)	**$ 1,567**	**$ 1,153**	**$ 1,084**	**$ 1,377**	**$ 1,511**
Gross profit (GAAP)	**$ 128**	**$ 99**	**$ 85**	**$ 105**	**$ 129**
Gross Margin	8.2 %	8.6 %	7.8 %	7.6 %	8.5 %
Adjustments:					
Inventory valuation adjustment – Current Period (1)(2)	21	13	6	10	34
Inventory valuation adjustment – Prior Periods (1)(3)	(14)	(12)	(16)	(16)	(9)
Adjusted Gross Profit	**$ 135**	**$ 100**	**$ 75**	**$ 99**	**$ 154**
Adjusted Gross Margin	8.6 %	8.7 %	6.9 %	7.2 %	10.2 %
Adjustments:					
Direct selling costs (4)	(43)	(29)	(23)	(32)	(43)
Holding costs on sales – Current Period (5)(6)	(6)	(5)	(4)	(6)	(5)
Holding costs on sales – Prior Periods (5)(7)	(17)	(12)	(10)	(9)	(11)
Contribution Profit	**$ 69**	**$ 54**	**$ 38**	**$ 52**	**$ 95**
Homes sold in period	4,299	2,946	2,822	3,615	4,078
Contribution Profit per Home Sold (in thousands)	**$ 16**	**$ 18**	**$ 13**	**$ 14**	**$ 23**
Contribution Margin	4.4 %	4.7 %	3.5 %	3.8 %	6.3 %

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes. Selling costs are included in Sales, marketing and operations on the Condensed Consolidated Statements of Operations.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our Net Loss

	Three Months Ended				
(in millions, except percentages)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue (GAAP)	**$ 1,567**	**$ 1,153**	**$ 1,084**	**$ 1,377**	**$ 1,511**
Net loss (GAAP)	**$ (29)**	**$ (85)**	**$ (113)**	**$ (78)**	**$ (92)**
Adjustments:					
Stock-based compensation	13	14	23	25	33
Equity securities fair value adjustment[1]	—	3	—	3	2
Intangibles amortization expense[2]	—	—	—	1	1
Amortization of stock-based compensation capitalized to IDSW[3]	4	3	—	—	—
Inventory valuation adjustment – Current Period[4][5]	21	13	6	10	34
Inventory valuation adjustment — Prior Periods[4][6]	(14)	(12)	(16)	(16)	(9)
Restructuring[7]	6	3	17	—	—
(Gain) loss on extinguishment of debt	(10)	—	1	—	1
Legal contingency accrual and related expenses	—	—	5	—	—
Other[8]	—	(2)	—	(15)	(1)
Adjusted Net Loss	**$ (9)**	**$ (63)**	**$ (77)**	**$ (70)**	**$ (31)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	5	5	7	10	7
Property financing[9]	29	29	28	30	26
Other interest expense[10]	7	4	4	4	4
Interest income[11]	(9)	(5)	(11)	(12)	(12)
Income tax expense	—	—	—	—	1
Adjusted EBITDA	**$ 23**	**$ (30)**	**$ (49)**	**$ (38)**	**$ (5)**
Adjusted EBITDA Margin	1.5 %	(2.6)%	(4.5)%	(2.8)%	(0.3)%

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets had useful lives ranging from 1 to 5 years and amortization was incurred until the intangible assets were fully amortized in 2024.

(3) Beginning in the quarter ended March 31, 2025, the Company revised the presentation of the amortization of stock-based compensation capitalized to IDSW to more appropriately present the full impact of all stock-based compensation expenses. This expense was previously included in "Depreciation and amortization, excluding amortization of intangibles." Had this presentation been applied for the three months ended December 31, 2024, September 30, 2024, and June 30, 2024, Adjusted Net Loss would have improved by $3 million, $3 million, and $3 million, respectively, with no impact to Adjusted EBITDA.

(4) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(5) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(6) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(7) Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with the elimination of employees' roles, consulting fees, and expenses related to the termination of certain leases incurred during the restructuring process.

(8) Primarily includes gain on deconsolidation, net, related party services income, and sublease income.

(9) Includes interest expense on our non-recourse asset-backed debt facilities.

(10) Includes amortization of debt issuance costs and loan origination fees, amortization of debt discounts, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the convertible senior notes outstanding.

(11) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.